Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-92446 of Global Clean Energy Holdings, Inc. (the "Company") of our report dated March 30, 2016, relating to the consolidated financial statements, which appear in this Form 10-K of the Company for the year ended December 31, 2015.  Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Hall & Company Certified Public Accountants and Consultants, Inc.

Irvine, CA
March 30, 2016